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                                                                   Exhibit 10.13


                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of April 1, 1999 between Spanish Broadcasting System of Greater Miami Inc., a corporation existing under the laws of Delaware with offices located at 1001 Ponce de Leon, Miami, Florida ("SBS"), and Jesus Salas (hereinafter referred to as "Employee"), an individual whose principal place of residence and mailing address is 5649 S.W. 140 Place, Miami, Florida 33183 ("Agreement").


                                    RECITALS

     WHEREAS, SBS is the owner/operator of certain Spanish-language radio stations whose signals are broadcast throughout several U.S. metropolitan areas (the "Stations"); and

     WHEREAS, SBS wishes to engage Employee, and Employee wishes to become engaged to perform services for SBS as Vice President of Programming during the term of and pursuant to the terms and conditions set forth in this Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties understand and agree as follows:

     1. Employment. Employee shall be employed to perform services as a Vice President of Programming reporting to Raul Alarcon, Jr., President/CEO. Employee's services will be rendered subject to and in accordance with, the direction, control, rules, and regulations of SBS.

     2. Term. The term of this Agreement shall be from April 1, 1999 through and including March 31, 2004 and can be extended for an additional five-year period from April 1, 2004 through March 31, 2009 at the sole discretion of SBS.

     3.   Compensation and Benefits.  See "Compensation Rider".

     (aa) Vacation - 3 weeks per year (paid).

     (a)  Bonus. See "Compensation Rider".

     (b) Benefits. Employee shall be provided comparable health care coverage and other benefits extended to other SBS employees.

     (c) Expenses. SBS shall reimburse Employee for reasonable business and entertainment expenses that he incurs, and subject to the approval of Raul Alarcon, Jr.

     4.   Convenants.

     (a) Competitive Activity. During the term of this Agreement, and for a period of six (6) months after the termination of this Agreement for any reason, Employee shall not render services in any capacity for any radio station in any area competitive with SBS or any of its Stations, whether as on-air talent, host, producer of radio programs, program director or consultant
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Employee further agrees that during the term of this Agreement, and for a period of six (6) months after the termination of this Agreement for any reason, Employee shall not render services, directly or indirectly, for any radio station competitive with any of SBS's radio stations wherever located.

     (b) SOLICITATION OR INTERFERENCE. During the term of this Agreement or for a period of twelve (12) months after the earlier termination hereof by either party for any reason (whichever period expires earlier), Employee shall not:

          (i) in any manner induce any employee, agent, representative, customer, former customer, or any other person or concern, dealing with or in some other way associated with SBS or its Stations, to terminate such dealings or association nor;

          (ii) do anything, directly or indirectly, to interfere in any fashion with such relationship between SBS or its Stations, on the one hand, and any such person or concern, on the other.

     (c) NON-DISCLOSURE OF PROPRIETARY INFORMATION. Employee shall not disclose the trade secrets or confidential and proprietary information of SBS or its Stations, whether during the employment term or thereafter. The parties understand and agree, moreover, that nothing contained herein shall prevent Employee from disclosing: (1) information required to be disclosed pursuant to compulsory legal process, provided that Employee shall give SBS immediate notice of such process prior to disclosure; (2) information which was in Employee's lawful possession at the time of or prior to its submission to Employee by SBS, or (3) information which is in the public domain.

     (d) SBS's RIGHT OF FIRST REFUSAL TO MATCH COMPETING OFFER. Without compromising in any way SBS's rights under this Section 4 or under law, SBS will have a right of first refusal to match all bona fide competing offers (and if Employee shall be ready, willing and able to accept such competing offer) for Employee's services at any non-SBS radio station wherever located ("competing offers") after the expiration of this Agreement. No less than forty-five days (45) prior to the expiration of this Agreement, Employee shall provide to SBS written notification of the terms and conditions of offers for his services after the expiration of this Agreement. No less than thirty (30) days prior to the expiration of this Agreement, and within fifteen days of the receipt of notification from Employee, SBS shall provide to Employee written notification of whether it intends to match each and every material term of each and every bona fide competing offer. If SBS declines to match each and every material term of a bona fide competing offer, Employee shall be free to accept that competing offer and to begin employment after the period of time as described in Section 2 has expired. The right of first refusal contained in this Section 4(d) shall not apply to any conduct other than the performance of "services" as defined in Section 1. For purposes of this Agreement, the phrase "material term" shall mean any and all conditions of the engagement of Employee contained in, or contemplated by, this Agreement.




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     (e) EMPLOYEE FIDELITY. Employee agrees that during the term of this
Agreement Employee will not, directly or through third-party intermediaries, initiate or invite contact with, or solicit or entertain offers or proposals of employment from, employers that compete with SBS or its stations, wherever located. Employee expressly acknowledges that a breach of this covenant of fidelity shall constitute grounds for termination for cause under Section 7.

     (f) If any provision of this Section 4 is deemed invalid or unenforceable, such provision shall be deemed modified and limited to the extent necessary to make it valid and enforceable.

     5. RESOLUTION OF DISPUTES. Employee acknowledges and agrees that the provisions of Section 4 are reasonable and necessary for protection of SBS and that SBS will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, money damages from Employee's breach of Section 4 would be difficult, if not impossible, to calculate and the most appropriate relief in the event of Employee's breach would be injunctive relief. Nothing contained herein shall be deemed to prohibit SBS, for any such breach, from instituting or prosecuting any other proceeding in any court of competent jurisdiction, in either law or equity, to obtain damages for any breach of this Agreement. All remedies given to SBS by this Agreement shall be construed as cumulative remedies and shall not be alternative or exclusive remedies. In the event of breach or threatened breach by Employee of Section 4, Employee agrees to pay to SBS all costs and expenses, including reasonable attorney's fees, as may be expended by SBS relative to said breach or threatened breach.

     6. COMPLIANCE WITH SECTION 508 OF THE COMMUNICATIONS ACT OF 1934. Employee shall comply with the provisions of Section 508 of the Communications Act of 1934, as amended, in that he will not accept money or any valuable consideration, including services, for the broadcast of any matter by the Stations and in that he will promptly complete the Annual Statement and Questionnaire and promptly return it to SBS. Without limiting SBS's right to terminate for any other cause, SBS shall have the right, upon violation of this provision by Employee, immediately to terminate this Agreement and Employee's employment hereunder for cause.

     7. TERMINATION

     (b) WITH CAUSE. SBS may terminate this Agreement for cause at any time upon four (4) weeks' prior notice or pay, less withholdings, in lieu of notice. If Employee is terminated for cause, which shall include, but not be limited to, termination resulting from (i) expiration of the term of this Agreement without renewal, (ii) death of Employee, (iii) misconduct by Employee as described in (c) below; (iv) Employee disability which prevents Employee from performing his duties hereunder for nine (9) consecutive weeks or for a total of nine (9) weeks in any one-year period, he shall be entitled to only such compensation that has accrued up to the date of termination and no more.
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     (c)  Misconduct by Employee permitting termination for cause hereunder shall include the following:

          (i) failure to comply with any of the terms and conditions of this Agreement, to perform any reasonable duties assigned by SBS, to follow any operating policies of SBS, any personnel policies of SBS (Employee acknowledges having read and understood SBS's Employee policy manual), to comply with any rule, regulation guideline or policy of the FCC or other governmental agency with jurisdiction over SBS;

          (ii) conviction of any criminal offense, other than a traffic violation or minor misdemeanor resulting in incarceration for less than forty-eight (48) hours;

          (iii)  any act of dishonesty;

          (iv)  use of illegal drugs or habitual use of alcohol;

          (v) any act that reflects unfavorably and egregiously on the reputation of SBS.

          8   (a)  ASSIGNMENT.  SBS shall be entitled to assign this Agreement to any future licensee of SBS; provided, however, that such future licensee must agree to be bound by the terms and conditions in this Agreement. Employee may not assign his obligations under this Agreement.

              (b) NOTICE. Any notice or other communication under this Agreement shall be in writing and shall be considered given when mailed by registered or certified mail, return receipt requested or by a reputable overnight courier or service (i.e., Federal Express) to the parties at the address set forth below (or any other such address as one party may specify by notice to the other).

     As to SBS:     Raul Alarcon, Jr.
                    SBS
                    1001 Ponce de Leon
                    Miami, Florida  33134

                    With a copy to:
                    Kaye, Scholer, Fierman, Hays & Handler, LLP
                    425 Park Avenue
                    New York, New York  10022
                    Attention: William C. Zifchak, Esq.

     As to Employee:     Jesus Salas
                         5649 S.W. 140 Place
                         Miami, Florida  33183

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     (c)  NO WAIVER. The failure of either party hereto to object to the failure on the part of the other party to perform any of the terms, provisions, or conditions of this Agreement or to exercise any option or remedy herein given or to require at any time performance on the part of the other party of any term, provision, or condition hereof, or any delay in doing so, or any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver or modification thereof or of any subsequent breach of the same or a different nature nor affect the validity of this Agreement or any part thereof nor the right of either party thereafter to enforce the same not constitute a novation or laches.

     (d) CONFORMITY TO LAW. If any one or more provisions of this Agreement should ever be determined to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction or be invalid or invalidated or unenforceable by reason of any law or statute, then to the extent and within the jurisdiction invalid or unenforceable, it shall be limited, construed or severed and deleted therefrom, and the remaining portions of this Agreement shall survive, remain in full force and effect, and continue to be binding and shall not be affected and shall be interpreted to give effect to the intention of the parties insofar as that is possible.

     (e) ATTORNEY'S FEES. In the event of any action involving this Agreement, the prevailing party shall be entitled to reimbursement of its reasonable attorney's fees and disbursements, in addition to any damages.

     (f) HEADINGS. The Headings used in this Agreement are for the convenience of the parties and for reference purposes only and shall not form a part of or affect the interpretation of this Agreement.

     (g) CONSTRUCTION. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, since the attorneys for the respective parties have submitted revisions to the text hereof.

     (h) GOVERNING LAW. The validity of this Agreement, its interpretation and any disputes arising from, or relating in any way to, this Agreement or the relationship of the parties, shall be governed by the law of the State of Delaware without regard to conflicts of law principles.

     (i) ENTIRE AGREEMENT. The Agreement shall constitute the entire agreement concerning the subject matter hereof between the parties, superseding all previous agreements, memoranda of understanding, negotiations, and representations made prior to the effective date of this Agreement. This Agreement shall be modified or amended only by written agreement executed by Employee and SBS.

     (j) COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.



SPANISH BROADCASTING SYSTEM OF GREATER MIAMI, INC.



By: /s/ Raul Alarcon, Jr.
    -------------------------------
        Raul Alarcon, Jr.
        President

/s/ Jesus Salas
-----------------------------------
    Jesus Salas
    Vice President Programming


/s/ Ivette Davidson
-----------------------------------
    Witness


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                               COMPENSATION RIDER


               Base Salary:
               ------------
               1st Year                 $350,000
               2nd Year                 $375,000
               3rd Year                 $400,000
               4th Year                 $425,000
               5th Year                 $450,000

               Additional Bonus:

                    a) Employee shall receive a one-time bonus of $25,000 whenever any SBS station achieves a #1 overall ranking (as published by Arbitron, 12+, 6:AM - 12:MID, Mon. - Sun.) in any SBS market and a continuing bonus of $5,000 for each subsequent #1 Arbitron published overall ranking in that particular market.

                              Or

                    b) Employee shall receive a one-time bonus of $10,000 whenever any SBS station achieves a #1 Hispanic ranking (as published by Arbitron, 12+, 6:AM - 12:MID, Mon. - Sun.) in any SBS market and a continuing bonus of $1,000 for each subsequent #1 Arbitron published Hispanic ranking in that particular market.